Exhibit 99.1

FindWhat.com	News Release

Company Contact:	FindWhat.com Publicist:
Karen Yagnesak	Ian Gertler – Symplegades Inc.
239-561-7229	631-680-0956
KarenY@FindWhat.com	Ian.Gertler@Symplegades.com

FINDWHAT.COM ANNOUNCES RECORD SECOND QUARTER RESULTS

FORT MYERS, FL – July 26, 2004 – FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing and commerce enabling services, today reported record financial results for the three and six months ended June 30, 2004. Highlights include:

•	Revenue in Q2 2004 increased 59% versus Q2 2003, in part due to recent acquisitions, and was approximately $800,000 ahead of the Company’s previously-announced guidance. FindWhat.com has increased revenue sequentially for 19 consecutive quarters.

•	In Q2 2004 the Company generated $7.6 million in EBITDA and $0.28 in Adjusted Pre-tax EPS, exceeding the Company’s previously-announced guidance of $7.2 million and $0.27, respectively. FindWhat.com has increased Adjusted Pre-tax Income and EBITDA sequentially for 13 consecutive quarters.

FindWhat.com reported record revenue in Q2 2004 of $27.8 million versus Q2 2003 revenue of $17.5 million. For the six months ended June 30, 2004, FindWhat.com reported record revenue of $52.5 million, an increase of 57% versus revenue of $33.4 million for the same period of 2003.

FindWhat.com reported net income in Q2 2004 of $3.6 million, or $0.15 per diluted share, versus Q2 2003 net income of $2.7 million, or $0.12 per diluted share. For the six months ended June 30, 2004, FindWhat.com reported net income of $7.4 million, or $0.30 per diluted share, versus net income of $5.4 million, or $0.25 per diluted share, for the same period of 2003.

FindWhat.com believes that “EBITDA,” “Adjusted Pre-tax Income” and “Adjusted Pre-tax Income per diluted share” can provide meaningful comparisons of the Company’s current and projected operating performance with its historical results due to a) its historical and projected changes in FindWhat.com’s effective tax rate over time, and b) its significant increase in non-cash amortization expense beginning Q1 2004 primarily due to certain intangible assets resulting from acquisitions. FindWhat.com defines EBITDA as net income before interest, income taxes, depreciation, and amortization, and defines Adjusted Pre-tax Income as net income before income taxes and amortization. FindWhat.com uses EBITDA, Adjusted Pre-tax Income and Adjusted Pre-tax Income per diluted share as internal barometers of its business, and sets goals and awards bonuses in part based on performance relative to these measurements, but does not believe their use lessens the importance of GAAP measures.

The Company notes that EBITDA in Q2 2004 was a record $7.6 million, an increase of 63% versus Q2 2003 EBITDA of $4.7 million. For the six months ended June 30, 2004, FindWhat.com reported record EBITDA of $14.5 million, an increase of 56% versus EBITDA of $9.3 million for the same period of 2003.

Adjusted Pre-tax Income in Q2 2004 increased 62% to a record $7.0 million, or $0.28 per diluted share, versus Q2 2003 Adjusted Pre-tax Income of $4.4 million, or $0.20 per diluted share. For the six months ended June 30, 2004, FindWhat.com’s Adjusted Pre-tax Income increased 55% to a record $13.5 million, or $0.55 per diluted share, versus Adjusted Pre-tax Income of $8.7 million, or $0.41 per diluted share, for the same period of 2003.

FindWhat.com has acquired three businesses in the first six months of 2004: Miva® on January 1; Comet Systems on March 22; and B&B Enterprises on June 4. Accordingly, FindWhat.com’s results for the three months ended June 30, 2004 include the operations of Miva and Comet Systems for the entire second quarter, and B&B’s results for the approximate one-month period since its closing. FindWhat.com’s results for the six months ended June 30, 2004 include the operations of Miva for the entire period, but only include the results of Comet Systems and B&B from the dates of their respective closings. In addition, as previously announced, FindWhat.com closed its merger with Espotting Media on July 1, 2004; therefore, Espotting’s operations are not reflected in FindWhat.com’s consolidated balance sheet as of June 30, 2004 or its results for the three or six months ended June 30, 2004. FindWhat.com notes that in Q1 2004, Miva and Comet contributed less than $1 million to the Company’s reported consolidated revenue. In Q2 2004, Miva, Comet and B&B contributed less than $4 million to the Company’s reported consolidated revenue. The operations of Miva, Comet and B&B are being integrated with FindWhat.com; accordingly, their future stand-alone impact may be difficult to isolate.

Craig Pisaris-Henderson, chairman and chief executive officer of FindWhat.com, said, “We are very pleased with our performance in Q2 2004 – with both our record financial results and our continued progress on the transformation of our business as we continue to integrate the four complementary strategic transactions we have closed in 2004. In December 2003, we were a company of 161 team members with one core offering in the United States. Today, just seven months later, we offer multiple products and services throughout the world, with a team of approximately 440 individuals. In the first few weeks of Q3 2004, we already have closed on our merger with Espotting and officially launched our private label service in Japan with Mitsui. It is a testament to the quality of our team that we continue to deliver outstanding financial performance and execute on our plans while dramatically expanding our resources, diversifying our sources of revenue, and increasing the opportunities before us.”

2004 Guidance

Listed below are FindWhat.com’s actual and projected quarterly results for 2004 revenue, EBITDA and Adjusted Pre-tax Income per diluted share. The projections include contributions from all publicly-announced mergers, acquisitions and strategic initiatives.

FindWhat.com currently expects full year 2004 revenue between $167.5 and $179.5 million, EBITDA between $33.4 and $35.4 million and Adjusted Pre-tax Income per diluted share between $1.05 and $1.13, which assumes approximately 29.1 million average diluted shares outstanding.

Revenue
Q1 2004 actual: $24.7 million
Q2 2004 actual: $27.8 million
Q3 2004 estimated: $55-$60 million
Q4 2004 estimated: $60-$67 million
Total 2004 estimated: $167.5-$179.5 million

EBITDA
Q1 2004 actual: $6.8 million
Q2 2004 actual: $7.6 million
Q3 2004 estimated: $8.7-$9.7 million
Q4 2004 estimated: $10.3-$11.3 million
Total 2004 estimated: $33.4-$35.4 million

Adjusted Pre-Tax Income per Diluted Share
Q1 2004 actual: $0.27 (24.1 million diluted shares outstanding)
Q2 2004 actual: $0.28 (25.0 million diluted shares outstanding)
Q3 2004 estimated: $0.23-$0.27 (assumes 33.5 million diluted shares outstanding)
Q4 2004 estimated: $0.27-$0.31 (assumes 33.9 million diluted shares outstanding)
Total 2004 estimated: $1.05-$1.13 (assumes 29.1 million average diluted shares outstanding)

Operating Metrics and Management Comments

Beginning with Q2 2004, FindWhat.com intends to report two new operating metrics on an ongoing basis to provide better insight into the progress of its business: Paid click-throughs and active relationships. In Q2 2004, the figures are presented on a pro forma basis, including metrics for the entire quarter from B&B and Espotting, even though B&B was not part of the Company for the full quarter, and Espotting was not part of the Company until July 1, 2004. The metrics are presented on a pro forma basis to provide better comparability to results in future quarters. FindWhat.com is including the metrics of these acquired/merged companies for the pre-closing periods, based on information we have been able to obtain from their records during those periods.

Brenda Agius, chief financial officer, said, “With our recent merger and acquisition activity, and the launch of additional private label partnerships, the Company has evolved. We believe two pertinent operating metrics, paid click-throughs and active relationships, can be used to gauge our ongoing performance as a supplement to our GAAP financial statements and our non-GAAP financial measures. Paid click-throughs measure the volume of transactions underlying the Company’s revenue performance. Active relationships indicate the number of paying relationships the Company supports on a global basis in a given quarter, including active advertiser accounts, active distribution partners, revenue-generating merchant services clients and others. We view the potential to leverage these relationships across local, national and global markets as an important part of our success as we move forward.”

Quarter	Pro Forma Paid Click- Throughs (in millions)	Pro Forma Active Relationships *
Q2 2004	219	63,000

Note: The amounts above are presented on a pro forma basis to include metrics from all FindWhat.com companies acquired pre- and post-June 30, 2004, as if all companies were wholly-owned for the entire period from April 1, 2004 to June 30, 2004. Acquired/merged companies include Miva, Comet, B&B and Espotting.

* FindWhat.com defines active relationships to be those which have had a paying transaction with the Company during the current quarter. However, FindWhat.com has relationships with over 100,000 online businesses, including businesses which are using its Miva Merchant storefront software, or which have made deposits in their FindWhat.com Network or Espotting Network accounts to fund future transactions, but which have not purchased any products or services from the Company during the quarter and hence are not included in the active relationships metric.

Ms. Agius continued, “This is an exciting time for our Company as we bring highly talented people together and evaluate the opportunities created by the four transactions we have completed this year. While some opportunities will take time and resources to develop and implement, others, like sharing contacts and cross-promoting our services, already are having an impact. These new initiatives are one reason we believe each of our divisions can increase revenue from Q2 2004 to Q3 2004, despite the seasonal softness typical in the summer months when individual Internet usage usually declines. Our private label service, which is currently live with Lycos, Verizon SuperPages.com and Mitsui, and in a live test with ThomasB2B.com, should also contribute to our growth. As our private label initiatives mature we expect that their contribution to our current operations could approach 5% of our EBITDA by late 2005; however, we believe the revenue we recognize from our current private label partnerships will remain less than 5% of the Company’s total revenue in 2004 and 2005.

Management Conference Call

Chairman/CEO Craig Pisaris-Henderson, president/COO Phillip Thune, and CFO Brenda Agius will participate in a conference call to discuss the results and the outlook for the Company. The call will take place on July 26, 2004 at approximately 5:00 p.m. Eastern Time, and will be simulcast on the Internet at:

http://www.vcall.com/CEPage.asp?ID=88773

A replay of the conference call will be available at the same URL, and on the Company’s website at http://www.findwhat.com/content/about/news/webcast.asp, for 90 days after the call.

About FindWhat.com®
FindWhat.com creates and offers proprietary performance-based marketing and commerce enabling services that help businesses of all sizes throughout the business cycle in reaching prospects, converting prospects to customers and then retaining those customers. Its marketing division creates online marketplaces where buyers are introduced to sellers at exactly the right moment, when they are searching for products and services on the Internet; this introduction is based on a bid-for-position, pay-per-click, keyword-targeted advertising service. FindWhat.com offers this service directly to advertisers through the FindWhat.com Network™ in the U.S., the Espotting Network in Europe and offers a private label version of this service to large companies and portals worldwide, including Lycos and Mitsui & Co., Ltd. FindWhat.com also operates a merchant services division which includes Miva®, a leading online platform of software and services for small to medium-sized enterprises (SMEs). With its easy-to-use, highly customizable and integrated browser-based point and click business creation software and a vast partner network, Miva is focused on helping to create and enhance online business and marketing services for SMEs. Additionally, FindWhat.com has a primary traffic division, currently offered through Comet Systems, a leading provider of connected desktop consumer software. More information about FindWhat.com is available on the Company’s website at http://www.FindWhat.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as “plan,” “intend,” “believe” or “expect,” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Key risks are described in FindWhat.com’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2003 and the most recently filed quarterly report on Form 10-Q. The forward-looking statements herein include, without limitation, statements addressing future financial and operating results; statements regarding growth strategies; statements relating to the expected financial performance of recent initiatives; statements regarding the use of non-financial metrics, and statements regarding the transformation of our business. In addition, past performance cannot be relied upon as a guide to future performance.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; potential that we fail to maintain an effective system of internal controls that could cause us to be unable to accurately report our financial results or prevent fraud; potential that demand for our services will not continue to increase; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with our expanding international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively manage our growth; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally.

Non-GAAP Financial Measures

This press release includes discussion of additional financial measures “EBITDA,” “Adjusted Pre-tax Income” and “Adjusted Pre-tax Income per diluted share.” These measures are defined as non-GAAP financial measures by the Securities and Exchange Commission and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. FindWhat.com provides reconciliations of these three financial measures to net income and net income per share in its press releases regarding actual financial results. A reconciliation of these three financial measures to net income and net income per share for the three and six months ended June 30, 2004 included in this press release is set forth below.

®Registered trademark of FindWhat.com
™Trademark of FindWhat.com
All other marks properties of their respective companies

FindWhat.com
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,

	2004	2003	2004	2003

Revenues	$27,765	$17,511	$52,451	$33,361
Operating expenses
Search serving	1,149	722	1,993	1,332
Marketing, sales and service	14,175	10,091	27,715	19,060
General and administrative	4,194	2,044	7,653	3,798
Product development	1,296	380	1,896	678
Amortization	1,085	—	1,274	—

Total operating expenses	21,899	13,237	40,531	24,868

Income from operations	5,866	4,274	11,920	8,493
Interest income, net	94	84	274	210

Income before provision for income taxes	5,960	4,358	12,194	8,703
Income tax expense	2,323	1,651	4,755	3,301

Net income	$3,637	$2,707	$7,439	$5,402

Net income per share
Basic	$0.16	$0.14	$0.33	$0.29

Diluted	$0.15	$0.12	$0.30	$0.25

Weighted-average number of common shares outstanding
Basic	22,948	19,071	22,423	18,812

Diluted	25,022	21,818	24,532	21,452

Additional information:
EBITDA	$7,635	$4,691	$14,469	$9,278

Adjusted Pre-tax Income	$7,045	$4,358	$13,468	$8,703

Adjusted Pre-tax Income per diluted share	$0.28	$0.20	$0.55	$0.41

Reconciliation of EBITDA to Net Income

	Three months ended June 30,		Six months ended June 30,

	2004	2003	2004	2003

EBITDA	$7,635	$4,691	$14,469	$9,278
Interest	94	84	274	210
Taxes	(2,323)	(1,651)	(4,755)	(3,301)
Depreciation	(684)	(417)	(1,275)	(785)
Amortization	(1,085)	—	(1,274)	—

Net Income	$3,637	$2,707	$7,439	$5,402

Reconciliation of Adjusted Pre-tax Income to Net Income

	Three months ended June 30,		Six months ended June 30,

	2004	2003	2004	2003

Adjusted Pre-tax Income	$7,045	$4,358	$13,468	$8,703
Taxes	(2,323)	(1,651)	(4,755)	(3,301)
Amortization	(1,085)	—	(1,274)	—

Net income	$3,637	$2,707	$7,439	$5,402

Reconciliation of Adjusted Pre-tax Income per Share to Net Income per Share

	Three months ended June 30,		Six months ended June 30,

	2004	2003	2004	2003

Adjusted Pre-tax Income	$0.28	$0.20	$0.55	$0.41
Taxes per share	(0.09)	(0.08)	(0.19)	(0.15)
Amortization per share	(0.04)	—	(0.05)	—

Net income per share – diluted	$0.15	$0.12	$0.30	$0.25

FindWhat.com
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

ASSETS	June 30, 2004	December 31, 2003

	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$53,739	$59,210
Accounts receivable, less allowance for doubtful accounts of $307 and $223 at June 30, 2004 and December 31, 2003, respectively	7,679	5,051
Deferred tax asset	—	180
Note receivable	2,106	2,054
Income taxes receivable	2,989	—
Prepaid expenses and other current assets	4,095	3,312

Total current assets	70,608	69,807

EQUIPMENT AND FURNITURE – NET	5,803	4,695
INTANGIBLE ASSETS – NET	29,281	—
DEFERRED TAX ASSETS	6,515	—
OTHER ASSETS	738	156

Total assets	$112,945	$74,658

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$8,307	$7,770
Note payable – current	4,524	—
Deferred revenue	2,029	1,866
Current portion of long-term debt	141	—
Other current liabilities	1,739	—

Total current liabilities	16,740	9,636

DEFERRED INCOME TAXES	—	600
LONG-TERM DEBT	122	—
OTHER LIABILITIES	1,525	115

Total liabilities	18,387	10,351

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 23,141 and 21,428, respectively; outstanding 23,098 and 21,421, respectively	23	21
Additional paid-in capital	76,416	52,884
Treasury stock; 43 and 7 shares at cost, respectively	(804)	(82)
Retained earnings	18,923	11,484

Total stockholders’ equity	94,558	64,307

Total liabilities and stockholders’ equity	$112,945	$74,658